Exhibit 99.1


                                ESCROW AGREEMENT

      This Escrow Agreement ("Agreement") is made and entered into as of this 14th day of November, 2002 (the "Effective Date"), by and among 1st Atlantic Guaranty Corporation, a Maryland corporation ("1st Atlantic"), John J. Lawbaugh, an individual residing in the State of Maryland ("Lawbaugh"), and Baker & Botts, a Texas partnership, as escrow agent ("Agent") (individually hereinafter, a "Party" and collectively hereinafter, the "Parties").

      WHEREAS, Lawbaugh owns 7,500,000 shares (the "Shares"), constituting his entire ownership of 1st Atlantic's outstanding capital stock, all of which is designated as common stock, par value $0.01 per share, and accordingly, has the ability to control and direct the actions of 1st Atlantic; and

      WHEREAS, 1st Atlantic owns one hundred percent (100%) of the outstanding membership interests in State Bond & Mortgage Company, L.L.C., a Maryland limited liability company ("State Bond"), and accordingly, has the ability to control and direct the actions of State Bond; and

      WHEREAS, State Bond owns one hundred percent (100%) of the outstanding capital stock, all of which is designated as common stock, par value $1.00 per share, of SBM Certificate Company, a Maryland corporation ("Company") and accordingly, has the ability to control and direct the actions of the Company, and

      WHEREAS, 1st Atlantic, State Bond, and the Company have asserted claims against Lawbaugh based on his direct or indirect participation in certain transactions in which he involved one or more of the aforesaid Parties; and

      WHEREAS, the amount of the aforesaid claims, including estimated expenses, and the transactions from which they arise have been communicated to Lawbaugh through his counsel; and

      WHEREAS, Lawbaugh disputes the aforesaid claims and has asserted certain claims for reimbursement against 1st Atlantic, State Bond and the Company; and

      WHEREAS, the Parties have agreed that to achieve satisfactory resolution of the aforesaid claims Lawbaugh initially will relinquish control over 1st Atlantic, State Bond, and the Company by placing his Shares in an escrow account ("Escrow") and relinquish his voting rights associated with the Shares; and

      WHEREAS, the Parties agree that Lawbaugh shall place his Shares in Escrow and relinquish his aforesaid voting rights, subject to the terms of this Agreement.

Now, therefore, it is hereby agreed as follows:


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1. TERMS OF THE ESCROW

      1.1 Transfer of Shares to Agent. Pursuant to this Agreement, Lawbaugh shall transfer and deliver to the Agent as soon as practicable all certificates which represent the Shares and shall do all things necessary and appropriate for the transfer of the Shares to the Agent. The Escrow created hereby shall be irrevocable and shall terminate or be amended only as provided for herein.

      1.2 1st Atlantic Board To Vote Stock. During the term of this Agreement, the Board of Directors of 1st Atlantic (the "Board") shall have the full power and authority to vote the Shares as in its judgment may be in the best interest of 1st Atlantic, as well as in the best interests of State Bond and the Company, in the circumstances of this Agreement. The Board shall have no obligation to follow any instruction of Lawbaugh if such instruction is contrary to the terms of this Agreement, except that the Board shall not vote the Shares on any matter that would prejudice the financial interest of Lawbaugh represented by the Shares unless the Board in the exercise of its fiduciary obligations to holders of face-amount certificates issued by 1st Atlantic or the Company is required to, or determines that it must, first act in the best interest of such holders.

      1.3 Board Liability. The Board shall use its best judgment in voting the Shares, but shall not be liable for any vote cast, or consent given by them, in good faith, and in the absence of gross negligence. The Board may delegate any administrative duties, but may not delegate voting or other responsibilities requiring substantive decisions.

      1.4 Vote Required. The approval of any matter upon which the Shares are voted on by the Board shall require the favorable vote of a majority of the directors serving on the Board, including a majority of the directors who are not "interested persons" under the Investment Company Act of 1940, as amended ("1940 Act")

      1.5 Dividends. During the term of this Agreement, Lawbaugh shall not be entitled to receive payments of cash dividends or other distributions, if any, collected or received by the Agent upon the Shares held in Escrow. Any such cash dividends or other distributions shall be delivered to the Agent in its capacity as such, and deposited in a bank account and/or bank lock box in the name of the Agent, for ultimate disposition in settlement of any claims as to which Lawbaugh may remain liable as contemplated in Section 2.3(d) hereof.

            (a) Stock. In the event that the Agent shall receive, as a dividend or other distribution upon the Shares held by the Agent under this Agreement, any shares of stock or securities convertible into stock, the Agent shall hold the same, as set forth above in this Section 1.5, and said shares or securities convertible to stock shall be subject to all the terms and conditions of this Agreement to the same extent as if originally transferred hereunder.

            (b) Other Distributions. In the event that, at any time during the term of this Agreement, the Agent shall receive or collect any monies or property (other than shares of common stock or securities convertible into common stock) that are not payments of cash dividends, the Agent shall hold any such distributions as though they were cash dividends or stock distributions subject to the terms set forth above in this Section 1.5.


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      1.6 Agent's Indemnity. The Agent shall be entitled to be indemnified fully out of the monies and properties coming to its hands against all costs, charges, expenses, not to exceed $5,000 without prior approval by the Parties, and other liabilities properly incurred by it in the exercise of any power conferred upon it by this Agreement. In the event that the monies and property collected by the Agent are insufficient, Lawbaugh shall hold harmless and keep indemnified the Agent of and from all loss and damage which it may sustain or be put to by reason of anything the Agent may lawfully do in the execution of this Agreement.

      1.7 Termination.

            (a) Unless otherwise provided by written agreement of the Parties this Agreement shall terminate, without any action or notice by 1st Atlantic, Lawbaugh or the Agent, with respect to the Shares upon the earlier of (A) the sale of all of the Shares for cash and/or marketable securities that are "qualified investments" under the 1940 Act, as determined by the Board; (B) the acquisition of 1st Atlantic by another corporation or entity by consolidation, merger, share exchange, or other reorganization, in a transaction that would result in the payment of the type of consideration described in (A); or (C) any transfer of Shares by Lawbaugh (including without limitation a transfer resulting from a merger, consolidation, share exchange, or other reorganization involving 1st Atlantic, or a sale of all or substantially all of 1st Atlantic's assets) in a transaction that would result in the payment of the type of consideration described in (A), such that Lawbaugh will no longer have any ownership interest in 1st Atlantic, State Bond or the Company; provided, however, that any transaction contemplated by (A), (B) or (C) shall be on terms acceptable to 1st Atlantic's Board of Directors consistent with its duties under the 1940 Act and the best interests of the holders of 1st Atlantic's and the Company's face-amount certificates. Further, any such sale or disposition shall be to an independent third party that has no affiliation with Lawbaugh.

            (b) Lawbaugh shall have the option of terminating the Agreement in the case of a violation of Sections 1.2, 1.5, 2.1, 2.2, and 2.5 by 1st Atlantic and/or its Board, but only after providing 1st Atlantic with notice and five (5) business days to cure such a violation;.

            (c) The Agent's resignation or inability to serve as Agent shall not terminate this Agreement and any successor-in-interest Agent shall be deemed to have immediately succeeded an incumbent Agent following its resignation, or inability to serve.

            (d) Upon termination of this Agreement with respect to any Shares upon the events described in subsection (a) above, the Agent shall deliver the Shares in accordance with the terms of any event described in subsection (a) above, together with any transfer, exchange, sale, or similar documents to be executed by Lawbaugh.

            (e) After the termination of this Agreement as herein provided, all further obligations or duties of the Agent under this Agreement thereof shall cease.

2. TERMS AND CONDITIONS

      2.1 1st Atlantic.

            (a) During the term of this Agreement, 1st Atlantic shall use its best efforts to:


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                  (i) deliver or cause to be delivered, to Lawbaugh:

                  (A) promptly after the filing by the Company of its Form 10-Q quarterly reports with the Securities and Exchange Commission ("SEC"), a copy of the Form 10-Q quarterly reports so filed, together with comparable financial statements reflecting 1st Atlantic's financial results for such quarterly period;

                  (B) promptly after the filing by the Company with the SEC of its Form 10-K annual report, a copy of the Form 10-K annual report so filed, together with comparable unaudited financial statements for 1st Atlantic for the period covered in the Company's Form 10-K annual report;

                  (C )any and all reports, information, data or other materials distributed by the Company or 1st Atlantic to their respective Boards, except for information relating to Mr. Lawbaugh or the potential resolution of any disputes with Mr. Lawbaugh, simultaneously with any distribution of such materials to their respective Boards or as soon as practicable thereafter;

                  (D) within a reasonable time (for purposes of this Agreement, two (2) business days shall be deemed a reasonable time, unless otherwise agreed to by the Parties), such other information and data, including financial information, as Lawbaugh may from time to time reasonably request.

                  (ii) promptly notify Lawbaugh if 1st Atlantic or the Company receives or becomes aware of any inquiry from a prospective purchaser regarding the purchase of the Shares or any acquisition of 1st Atlantic's or the Company's assets or capital stock or any other offer to acquire all or substantially all of 1st Atlantic's or the Company's assets or capital stock (including via merger, consolidation, share exchange or other reorganization) (a "Purchase Offer");

                  (iii) have the Board of Directors of either 1st Atlantic or the Company, as the case may be, evaluate any bona fide Purchase Offer to assure that such Purchase Offer is on terms that are fair to 1st Atlantic, the Company, and Lawbaugh. Fairness of the terms may be determined by a recognized investment banking firm designated by the Boards of Directors of 1st Atlantic and the Company, and acceptable to Lawbaugh. In the event that a fairness opinion is requested by any Party, the cost of such opinion is to be borne by the requesting Party. Furthermore, the consummation of any Purchase Offer shall be subject to, among other usual and customary conditions to such transactions, the receipt of an opinion of counsel that the transaction will not violate applicable federal and state securities laws, or other applicable provisions of laws and regulations; and

                  (iv) cooperate fully with the request of any bona fide prospective purchaser of any of 1st Atlantic's or the Company's assets or capital stock, including, without limitation, providing such prospective purchaser with reasonable access to 1st Atlantic's and the Company's business, financial and other records and making complete due diligence disclosures as requested.


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            (b) Notwithstanding anything to the contrary herein, during the term of this Agreement, 1st Atlantic shall not, without the prior consent of Lawbaugh, not to be unreasonably withheld or delayed:

                  (i) issue any additional shares of its capital stock or securities convertible into its capital stock or any other debt or equity securities; or

                  (ii) transfer, sell, convey, assign or otherwise dispose of any assets of 1st Atlantic or the Company, other than in the ordinary course of business.

      2.2 Board:

            (a) During the term of this Agreement, the Board shall:

                  (i) vote the Shares (or consent to any act of 1st Atlantic) in the same manner and to the same extent as if it was the absolute owner of the Shares in its own right as first established in, and consistent with, Section 1.2; and

                  (ii) promptly notify Lawbaugh of any shareholder matter or proposal that is submitted by 1st Atlantic for a vote or written consent in respect to the Shares.

            (b) During the term of this Agreement, the Board shall not, without the prior written consent of Lawbaugh, not to be unreasonably withheld or delayed, vote the Shares so as to approve:

                  (i) the issuance of any additional shares of capital stock or other equity securities of 1st Atlantic or its subsidiaries; or

                  (ii) the transfer, sale or conveyance, assignment or other disposition of any assets of 1st Atlantic or its subsidiaries, other than in the ordinary course of business.

      2.3 Lawbaugh

            (a) Upon the execution of this Agreement by the Parties, Lawbaugh will immediately tender his resignations from the Boards of Directors of 1st Atlantic and the Company, respectively, effective the Effective Date of this Agreement.

            (b) Lawbaugh shall undertake diligently and actively efforts to sell the Shares for cash or dispose of the Shares in a transaction contemplated by
(A), (B) or (C) of subsection (a) of Section 1.7.

            (c) Lawbaugh shall have 60 days from the Effective Date of this Agreement to sell or dispose of the Shares. If Lawbaugh is engaged in good faith efforts to sell his Shares, at the end of the initial 60 day period, the Board will extend the period for another 30 days with any further extensions granted at the discretion of the Board. In the event Lawbaugh has received a bona fide offer from an independent third-party purchaser within the aforesaid period, but the transaction has not yet been completed, the Board will allow a reasonable additional period of time of not less than 30 days for the transaction to close.


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            (d) The proceeds of any sale or other disposition of the Shares in a transaction contemplated by (A), (B) or (C) of subsection (a) of Section 1.7, or in any other sale or disposition of the Shares that the Board may otherwise approve, shall, immediately upon the closing of any such transaction, be delivered to the Agent and paid over to 1st Atlantic to satisfy the claims of 1st Atlantic, State Bond and the Company against Mr. Lawbaugh as described in
Section 2.5. Any excess of such proceeds over the amount of such claims shall be paid to Lawbaugh upon closing. Lawbaugh, however, shall remain liable to 1st Atlantic, State Bond and/or the Company for the amount of their respective claims, and for the total of such claims, if the proceeds of any sale or disposition of the Shares, as aforesaid, are not sufficient to satisfy all of such claims. Claims that arise after the initial time period described in
Section 2.5 will be subject to the same resolution procedures should there by any disputes as to the amount of those later claims.

            (e) Lawbaugh acknowledges and agrees that 1st Atlantic, State Bond and the Company may independently engage in efforts to locate a party, or parties, who may be interested in acquiring the Shares on terms not inconsistent with this Agreement.

      2.4 Agent. The Agent's sole function under this Agreement is to act as the escrow agent for the Shares, including any dividends or distributions thereon, and to act in accordance with Section 1.7(c) and any other terms of this Agreement applicable to the Agent.

      2.5 The Claims Against Lawbaugh. In determining the amount of the claims of 1st Atlantic, State Bond and the Company against Lawbaugh for purposes of
Section 2.3(d), the Parties will work in good faith and provide supporting documentation in an effort to agree on the amount of such claims not later than two weeks from the Effective Date. Should the Parties be unable to agree as to the amount of such claims, a neutral third party agreeable to the Parties will be appointed to determine such amount as soon as practicable. In the event that the Parties cannot agree, each Party will choose its own person within 2 business days and those two persons will choose the neutral third party within two business days. In any event, the cost of such a third party will be split evenly by Mr. Lawbaugh and 1st Atlantic.

3. MISCELLANEOUS

      3.1 Notices. Any notices to be given pursuant to this Agreement shall be in writing and shall be given by certified or registered mail, return receipt requested. Notices shall be deemed given (i) upon personal delivery, (ii) upon deposit with the U.S. Post Office, by registered or certified mail, postage prepaid, or (iii) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, provided that any notice sent pursuant to clauses (ii) and (iii) hereof shall be addressed to the addressees of the respective Party or Parties as set forth on the signature pages hereto or on any counterpart signature page executed by a transferee of the Shares, or to such changed address as any Party may notify the others pursuant hereto, except that a notice of change of address shall be deemed given when received.

      3.2 Amendment. Any amendment to this Agreement shall be made in writing and be executed by all the Parties.


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      3.3 Severability. The terms and provisions of this Agreement shall be deemed severable, and if any term or provision of this Agreement, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement shall nevertheless be valid and enforced to the fullest extent permitted by law in a manner so as to effectuate the intent of the Parties hereto.

      3.4 Waiver. No failure or delay of any Party in exercising any right or power given to it under this Agreement shall operate as a waiver thereof. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach. No waiver of any breach or modification of this Agreement shall be effective unless contained in a writing executed by the Parties.

      3.5 Governing Law. This Agreement is executed and has been delivered in Maryland, and shall be construed and enforced in accordance with the laws of the State of Maryland. The Parties agree that any division of the United States District Court of the State of Maryland and any court of competent jurisdiction in Montgomery County, Maryland shall have jurisdiction and venue in any proceeding instituted to enforce this Agreement.

      3.6 Enforcement. The Parties acknowledge and agree that in the event of a breach of this Agreement, remedies at law will be inadequate, and each of the Parties hereto shall be entitled to specific performance of the obligations of the other Parties hereto and to such appropriate injunctive relief as may be granted by a court of competent jurisdiction.

      3.7 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, their permitted successors and assigns, respective heirs, and personal representatives.

      3.8 Entire Agreement. The above, together with all the exhibits hereto, represents this Agreement in its entirety, no changes or modifications may be made unless agreed to in advance by the Parties in writing.

      3.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

                                          1ST ATLANTIC:

                                          1ST ATLANTIC GUARANTY
                                                CORPORATION,
                                          a Maryland corporation

                                          By: /s/ Eric M. Westbury
                                             -----------------------------------
                                             Name: Eric M. Westbury
                                             Title:   President

                                             Address:
                                             5101 River Road, Suite 101
                                             Bethesda, Md  20816


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                                             LAWBAUGH:

                                             By: /s/ John J. Lawbaugh
                                             -----------------------------------
                                                 John J. Lawbaugh

                                             Address:
                                             P.O. Box 234
                                             Poolesville, MD
                                             20857


                                             AGENT:

                                             Baker & Botts

                                             By: /s/ Stephen Braga
                                             -----------------------------------
                                             Name Stephen Braga

                                             Address:
                                             1299 Pennsylvania Ave., NW,
                                             13th Floor
                                             Washington, D.C.  20004


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